UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 7th Floor, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Voluntary Restructuring Proceedings

On March 27, 2024, Gamida Cell Ltd. (“Ltd.”) announced that it had entered into a Restructuring Support Agreement, dated March 26, 2024 (the “Support Agreement”), with Gamida Cell Inc. (“Inc.” and together with Ltd., the “Company”) and certain funds managed by Highbridge Capital Management LLC (such funds, collectively, “Highbridge”), pursuant to which the parties agreed to restructure all of the Company’s outstanding equity and debt in a voluntary restructuring proceeding in the District Court of Beersheba, Israel that is governed by Israeli law, which we refer to as the restructuring process. On March 27, 2024, pursuant to Part 10 to the Israeli Restructuring and Financial Rehabilitation Law, 2018, Ltd. filed a voluntary proceeding for restructuring in the District Court of Beersheba, Israel (the “Restructuring Proceeding”). If this restructuring process is completed as contemplated by the Support Agreement, all outstanding ordinary shares of Ltd. will be cancelled, after which Ltd. will continue to exist as a private operating company that is owned entirely by Highbridge and the Company’s business will continue as a going concern with Highbridge being the only impaired creditor.

Restructuring Support Agreement

The Support Agreement contemplates a restructuring process, to be implemented through the Restructuring Proceeding, that is expected to substantially reduce and restructure the Company’s debt and equity capitalization. This restructuring process is intended to enable the Company to continue its focus on providing access to Omisirge® (omidubicel-onlv) for patients who need it and to preserve the going concern value of the business. However, the restructuring process will result in the cancellation of all of Ltd.’s existing equity and the exchange of certain of Highbridge’s debt for equity, such that Highbridge will be the sole owner of Ltd.’s ordinary shares at the completion of the restructuring process. Specifically, the Support Agreement provides:

●	the exchange of 100% of the 5.875% convertible senior notes due 2026 (the “2021 Notes”) for 100% of the ordinary shares to be issued in the reorganized company;

●	the Company’s other creditors will remain unimpaired and be paid in full in the ordinary course in accordance with their respective contractual or statutory rights;

●	the Company’s current management will manage the Company as a going concern during the restructuring process according to a budget approved by Highbridge (the “Approved Budget”), which Approved Budget is subject to certain permitted variances;

●	Ltd.’s outstanding ordinary shares will be canceled and delisted from Nasdaq, such that the Company will become a private company that is wholly owned by Highbridge;

●	Ltd.’s shareholders will receive contingent value rights, or CVRs, that will require cash payments to CVR holders of: (i) $10 million in the aggregate, if, within three years following the effective date of the restructuring, aggregate U.S. revenues from sales of Omisirge exceed $100 million in any four consecutive fiscal quarters; and (ii) $15 million in the aggregate, if, within three years following the effective date of the restructuring, aggregate U.S. revenues from sales of Omisirge in any four consecutive fiscal quarter exceed $150 million; and (iii) $2.5 million in the aggregate upon the first regulatory approval of any product associated with the Company’s NK cell platform within four years following the effective date of the restructuring. The CVRs will not be transferable, will not have any voting or dividend rights, and interest will not accrue on any amounts potentially payable on the CVRs; and

●	Highbridge will fund the reorganized company following the restructuring process through a secured debt facility of $50.0 million, comprised of (i) $30.0 million of cash to be provided as soon as practicable following the completion of the restructuring process; (ii) the remaining principal amount owed under senior secured convertible promissory notes issued in December 2022 (the “2022 Notes”); and (iii) the remaining approximately $15.0 to be provided by way of delayed draw term loans on terms and conditions to be agreed with Highbridge prior to the completion of the restructuring process.

The Support Agreement may be terminated by Highbridge or the Company upon the occurrence of a number of events, including (i) a material breach of any provision of the Support Agreement that remains uncured for ten days; and (ii) rejection of the restructuring process by the Israeli court or a final, non-appealable ruling that enjoins a material portion of the transactions contemplated by the restructuring process. In addition, Highbridge can terminate the Support Agreement if (i) the Company fails to operate in accordance with the Approved Budget, subject to certain permitted variances, or to complete certain steps of the restructuring process on the agreed timelines, including the completion of the restructuring process by May 15, 2024; or (ii) a claim is filed against the Company in Israeli court asserting a right to payment.

Any obligations of the Company pursuant to corporate charters, bylaws, limited partnership agreements, limited liability company agreements, written deeds of indemnity or indemnification agreements, or other organizational documents in place as of the effective date of the Support Agreement to indemnify, advance defense expenses and to provide exculpation to current and former officers, directors, partners, managers, members, agents, or employees with respect to all present and future claims, actions, suits, investigations and proceedings against the Company or such directors, officers, managers, members, partners, agents, or employees, based upon any act or omission for or on behalf of the Company, shall survive and remain effective through and after the completion of the restructuring process and will not be discharged or impaired by the Support Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On March 27, 2024, the Company issued a press release announcing the Company’s financial results for the year ended December 31, 2023. A copy of the press release is furnished with this report as an exhibit pursuant to “Item 2.02. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

The information in Item 2.02 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Restructuring Proceeding constitutes an event of default under each of the Indenture governing the 2021 Notes and Loan and Security Agreement governing the 2022 Notes. Highbridge has agreed, pursuant to the Support Agreement, not to pursue remedies available to it under either the Indenture or the Loan and Security Agreement during the pendency of the Restructuring Proceeding.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 27, 2024, the Company announced a workforce reduction plan (the “Plan”), pursuant to which it plans to downsize its current workforce by approximately 25% by the end of the second quarter of 2024. The Plan is being enacted as part of the restructuring process, to help extend the Company’s financial resources through the second quarter of 2024. Affected employees will be offered separation benefits, including severance payments and temporary healthcare coverage assistance, which severance payments, in Israel, are required under applicable law. Each affected employee’s eligibility for the separation benefits is contingent upon such employee’s execution of a separation agreement that includes a general release of claims against the Company. The Company estimates that the severance and termination-related costs will be approximately $1.8 million and expects to record these charges and pay these costs in the second quarter of 2024. The costs that the Company expects to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan or the restructuring process.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 26, 2024, the Company engaged Ms. Coelho as an independent contractor pursuant to a Third Amended & Restated Consulting Agreement, which becomes effective April 1, 2024. The Third A&R Consulting Agreement extends the term of Ms. Coelho’s engagement through June 30, 2024. Pursuant to the Third A&R Consulting Agreement, Ms. Coelho will be eligible to earn a retention payment of $100,000 if she remains continuously engaged by the Company under the Third A&R Consulting Agreement through the earlier of (i) June 30, 2024, or (ii) the date the Company terminates the Third A&R Consulting Agreement without cause upon or following the (X) filing of a pleading to commence a dissolution, insolvency or restructuring proceeding in an Israeli court, or (Y) closing of a change of control transaction.

On March 27, 2024, the Company announced that Michele Korfin, the Company’s Chief Commercial and Chief Operating Officer would depart from the Company, effective as of April 1, 2024. Ms. Korfin is entitled to receive severance benefits and other payments under her employment agreement described in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024.

In addition, on March 27, 2024, the Company announced that Josh Patterson, the Company’s General Counsel and Chief Compliance Officer, will depart from the Company, effective April 26, 2024. Mr. Patterson is entitled to receive severance benefits and other payments under his employment agreement described in the Current Report on Form 8-K filed with the SEC on March 15, 2024.

Item 8.01. Other Events.

On March 27, 2024, the Company issued a press release announcing the Company’s entry into the Support Agreement and the Restructuring Proceeding and related matters. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This report, including the exhibits hereto, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements regarding the expected cost-savings from the restructuring process and the downsizing of the current workforce, the implementation, timing and completion of the restructuring process and Restructuring Proceeding, the impact of the restructuring process on access to Omisirge®, the Company’s separation from certain executive officers, the effect of the restructuring process on creditors and shareholders, the Company’s delisting from Nasdaq, the Company’s ability to operate as a going concern, and the timely negotiation, terms, conditions and provisions of any exit financing. Any forward-looking statements in this report, including the exhibits hereto, are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including, but not limited to, the risk that the Company may not be able to implement the restructuring process or to operate as a going concern during the restructuring process as currently anticipated or within the timing currently anticipated, the impact of the workforce reduction on the Company’s business, unanticipated difficulties with preserving capital, unanticipated charges not currently contemplated that may occur as a result of the restructuring process, and the risk that the Company may not be successful in obtaining exit financing that delivers the anticipated benefits. For a discussion of these risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent filings with the SEC, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this report, including the exhibits hereto, is current as of the date of this report, and the Company undertakes no duty to update this information unless required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.
10.1	Restructuring Support Agreement, dated as of March 26, 2024, by and among the Company Parties and the certain funds managed by Highbridge Capital Management LLC
99.1	Press Release, Gamida Cell Reports Fourth Quarter and Full-Year 2023 Financial Results and Provides Company Update, dated March 27, 2024
99.2	Press Release, Gamida Cell Announces Entry into Restructuring Support Agreement, dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMIDA CELL LTD.

March 27, 2024	By:	/s/ Josh Patterson
Josh Patterson
General Counsel & Chief Compliance Officer

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